EXECUTION VERSION

AMENDMENT NO. 8 TO MARGIN LOAN AGREEMENT

This AMENDMENT NO. 8 TO MARGIN LOAN AGREEMENT (this “Amendment”) is made as of December 24, 2018 by and among the parties to the Margin Loan Agreement dated as of December 21, 2012 (as heretofore amended or modified, the “Margin Loan Agreement”) among Teekay Finance Limited, a Bermuda exempted company (“Borrower”), the lenders party thereto, and Citibank, N.A., as administrative agent and Collateral Agent (in such capacity, respectively, “Administrative Agent” and “Collateral Agent”), and Teekay Corporation, a corporation organized under the laws of the Republic of the Marshall Islands, as guarantor under the related guarantee agreement (“Guarantor”).
RECITALS:
WHEREAS, Borrower wishes to extend the Scheduled Maturity Date and make certain other amendments to the terms of the Facility and, in connection therewith, to pledge an additional 18,375,712 TOO Shares and 23,535,986 TNK Shares by depositing such Shares into the Collateral Account on or before the Amendment No. 8 Effective Date (as defined below);
WHEREAS, each financial institution identified on the signature pages hereto as a “Lender” has agreed severally, on the terms and conditions set forth herein and in the Margin Loan Agreement, to extend the Scheduled Maturity Date and make the other amendments to the terms of the Facility set forth herein;
The parties hereto therefore agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Margin Loan Agreement has the meaning assigned to such term in the Margin Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Margin Loan Agreement shall, after this Amendment becomes effective, refer to the Margin Loan Agreement as amended hereby. For the avoidance of doubt, after the Amendment No. 8 Effective Date (as defined below), any references to “date hereof,” or “date of this Agreement,” in the Margin Loan Agreement, shall continue to refer to December 21, 2012.
SECTION 2    . Amendments to Margin Loan Agreement. Effective on and as of the Amendment No. 8 Effective Date, the Margin Loan Agreement is hereby amended by incorporating the changes shown in the blackline attached hereto as Annex A.
SECTION 3    . Representations of Borrower and Guarantor.
(a)    Borrower represents and warrants that:
(i)    each of the representations and warranties made by Borrower in or pursuant to the Margin Loan Documents is true and correct in all material respects on and as of the Amendment No. 8 Effective Date after giving effect hereto as if made on and as of such date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date);
(ii)    no Default or Event of Default has occurred and is continuing on and as of the Amendment No. 8 Effective Date after giving effect hereto;

(iii)    the execution, delivery and performance of this Amendment are within Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iv)    the execution, delivery and performance of this Amendment (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to register and/or perfect Liens created pursuant to the Margin Loan Documents, (2) will not violate any Law applicable to Borrower, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, and (4) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens created pursuant to the Margin Loan Documents; and
(v)    Borrower has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of any Margin Loan Document and such appointment remains in effect as of the Amendment No. 8 Effective Date.
(b)    Guarantor represents and warrants that:
(i)    each of the representations and warranties made by Guarantor in or pursuant to the Margin Loan Documents is true and correct in all material respects on and as of the Amendment No. 8 Effective Date after giving effect hereto as if made on and as of such date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date);
(ii)    Guarantor has the capacity and has taken all action, and no consent of any Person is required, for it to execute and comply with its obligations under this Amendment;
(iii)    this Amendment constitutes Guarantor’s legal, valid and binding obligation enforceable against Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors’ rights generally;
(iv)    the execution by Guarantor of this Amendment and its compliance with this Amendment will not involve or lead to a contravention of:
(A)    any law or regulation;
(B)    the constitutional documents of Guarantor; or
(C)    any contractual or other obligation or restriction that is binding on Guarantor or any of its assets; and

(v)    Guarantor has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of any Margin Loan Document and such appointment remains in effect as of the Amendment No. 8 Effective Date.
SECTION 4    . Conditions to the Amendment No. 8 Effective Date. This Amendment shall become effective as of the first date (if any) on or after December 24, 2018 but on or prior to December 31, 2018 (the “Amendment No. 8 Effective Date”) on which each of the following conditions shall have been satisfied:
(a)    Administrative Agent shall have received each of the following documents, duly executed, each dated on or prior to the Amendment No. 8 Effective Date, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:
(i)    duly executed counterparts of this Amendment;
(ii)    (x) certificate of Borrower, dated on or prior to the Amendment No. 8 Effective Date and executed by any Director, Officer or the Secretary, which shall (iii) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party (including this Amendment) and (iv) contain appropriate attachments, including the Organization Documents of Borrower (which shall be substantially in the form of Exhibit K to the Margin Loan Agreement), certified by the relevant authority of the jurisdiction of organization of Borrower, and a Certificate of Compliance for Borrower, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers for Borrower authorized to sign the Margin Loan Documents (including this Amendment);
(v)    (x) certificate of Guarantor, dated on or prior to the Amendment No. 8 Effective Date and executed by its Secretary, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Margin Loan Documents to which it is a party (including this Amendment) and (B) contain appropriate attachments, including the Organization Documents of Guarantor, and a Certificate of Goodstanding for Guarantor, from its jurisdiction of organization; and (y) incumbency certificate, which shall identify by name and title and bear the signatures of the Responsible Officers for Guarantor authorized to sign the Margin Loan Documents (including this Amendment);
(vi)    a solvency certificate from a Responsible Officer for each of Borrower and Guarantor, in each case, in form and substance substantially similar to the applicable solvency certificate delivered in connection with the Closing Date;
(vii)    legal opinion of Latham & Watkins LLP, special New York counsel to Borrower and Guarantor, in form and substance substantially similar to that delivered in connection with the Closing Date (but with respect to this Amendment);
(viii)    legal opinion of Alexanders Barristers & Attorneys, Bermuda counsel to Borrower, in form and substance substantially similar to that delivered in connection with the Closing Date (but with respect to this Amendment);

(ix)    legal opinion of Watson Farley & Williams LLP, special Marshall Islands counsel to Guarantor, in form and substance substantially similar to that delivered in connection with the Closing Date (but with respect to this Amendment);
(x)    for each Obligor, the results of a recent lien search in such Obligor’s jurisdiction of organization and, if different, such Obligor’s “location” (determined as provided in UCC Section 9-307) and each of the jurisdictions where assets of such Obligor are located, and, in the case of Borrower, such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Section 6.02 of the Margin Loan Agreement;
(xi)    (x) for Citibank, N.A., as a Lender, a completed FRB Form U-1 with respect to the Facility duly executed by Borrower and (y) for DNB Capital LLC, a completed FRB Form G-3 with respect to the Facility duly executed by Borrower;
(xii)    the most recent account statements of Borrower with respect to each asset owned by Borrower, to the extent any such account statements have been prepared, and a certificate of a Responsible Officer, dated as of the Amendment No. 8 Effective Date, (1) certifying that the aforementioned account statements, if any, are true, correct and complete and (2) containing a list of all Indebtedness, tax liabilities and/or commitments of Borrower, a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete and that Borrower has no other Indebtedness, tax liabilities or commitments other than those set forth on such list (which shall be considered “Borrower Financial Statements” for purposes of the Margin Loan Agreement);
(xiii)    (x) audited consolidated financial statements of Guarantor for the 2013, 2014, 2015, 2016 and 2017 fiscal years, (y) unaudited interim consolidated financial statements of Guarantor for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (x) of this paragraph as to which such financial statements are available, and (z) a certificate of a Responsible Officer of Guarantor, dated as of the Amendment No. 8 Effective Date, (A) certifying, in the case of the financial statements delivered under clause (y) above, as presenting fairly in all material respects the financial condition and results of operations of Guarantor in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (B) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto (which shall be considered “Guarantor Financial Statements” for purposes of the Margin Loan Agreement); and
(xiv)    evidence that each of Borrower and Guarantor has duly appointed a process agent in New York City to accept such service of any and all writs, process and summonses for any action arising out of any Margin Loan Document and each such appointment remains in effect as of the Amendment No. 8 Effective Date;
(b)    on or prior to the Amendment No. 8 Effective Date, Borrower shall have pledged an additional 18,375,712 TOO Shares and 23,535,986 TNK Shares as Eligible Collateral by depositing such Shares into the Collateral Account, such that the Collateral Account shall contain a total of 56,587,484 TOO Shares, 40,290,460 TNK Shares and 25,208,274 TGP Shares as Eligible Collateral as of the Amendment No. 8 Effective Date;

(c)    the LTV Ratio on the Amendment No. 8 Effective Date shall be equal to or less than the Initial LTV Ratio;
(d)    the aggregate outstanding principal amount of the Advances (if any) shall not exceed the Commitments and the outstanding principal amount of each Lender’s Advances (if any) shall not exceed such Lender’s Commitment, in each case on the Amendment No. 8 Effective Date after giving effect to this Amendment;
(e)    the representations and warranties set forth in Section 3 above shall be true and correct on and as of the Amendment No. 8 Effective Date after giving effect hereto; and
(f)    no Default or Event of Default shall have occurred and be continuing on and as of the Amendment No. 8 Effective Date after giving effect hereto.
SECTION 5    . Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.
SECTION 6    . Confirmation of Guarantees and Security Interests. By signing this Amendment each of Borrower and Guarantor hereby confirms that the obligations of Borrower and Guarantor under the Margin Loan Agreement as modified or supplemented hereby and the other Margin Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee Agreement, the Security Agreement and the other Margin Loan Documents, (i) constitute “Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of the Margin Loan Agreement, the Security Agreement and all other Margin Loan Documents, and (i) notwithstanding the effectiveness of the terms hereof, the Guarantee Agreement, the Security Agreement and the other Margin Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects (giving effect to the amendments set forth herein). Each Obligor ratifies and confirms that all Liens granted, conveyed, or assigned to Collateral Agent by such Person pursuant to any Margin Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as modified hereby.
SECTION 7    . Margin Loan Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Administrative Agent under the Margin Loan Agreement or any other Margin Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Margin Loan Agreement or any other Margin Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Margin Loan Agreement or any other Margin Loan Document in similar or different circumstances. For the avoidance of doubt, this Amendment shall not affect amounts (including without limitation Commitment Fees or Spread) accrued, due or payable prior to the Amendment No. 8 Effective Date.
SECTION 8    . Qualified Financial Contract. The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at

www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Amendment, the Margin Loan Agreement and each other Margin Loan Document, and for such purposes this Amendment, the Margin Loan Agreement and each other Margin Loan Document shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Amendment, the Margin Loan Agreement or any other Margin Loan Document and the Bilateral Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. § 252.2, §§ 252.81–8, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
“Regulated Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

SECTION 9    . Acknowledgement Regarding the 2018 Additional Shares. Collateral Agent, as Secured Party under the Security Agreement acknowledges and agrees that:
(a)    as of the Amendment No. 8 Effective Date, the 2018 Additional Shares are subject to the Existing Transfer Restrictions; and
(b)    any sale of the 2018 Additional Shares by or through Secured Party (as defined in the Security Agreement) or its Affiliates will only be made in a transaction registered under the Securities Act or in a transaction that Secured Party reasonably believes to be exempt from the registration requirements of the Securities Act (it being understood and agreed that Secured Party or such Affiliate may in good faith rely on representations of Borrower and/or any purchaser in determining that an exemption is available).
SECTION 10    . Miscellaneous. This Amendment shall constitute a Margin Loan Document for all purposes of the Margin Loan Agreement and the other Margin Loan Documents. The provisions of this Amendment are deemed incorporated into the Margin Loan Agreement as if fully set forth therein. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.
Borrower:

TEEKAY FINANCE LIMITED, as Borrower
By:
Name:
Title:

Guarantor:

TEEKAY CORPORATION, as Guarantor
By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent
By:
Name: Title:

CITIBANK, N.A., as Collateral Agent and solely in respect of Sections 9 and 10
By:
Name: Title:

2018 Commitment: $100,000,000	CITIBANK, N.A., as a Lender
By:
Name: Title:

2018 Commitment: $50,000,000	DNB CAPITAL LLC, as a Lender
By:
Name: Title:
By:
Name: Title: